EXHIBIT 1.1


                           CERTIFICATE OF INCORPORATION
                                        OF
                         MODULATED BUILDING  SYSTEMS, INC.
                            _______________________

     FIRST.  The name of this corporation is MODULATED BUILDING SYSTEMS, INC.

     SECOND. Its registered office in the State of Delaware is to be located at 900 Market Street, in the City of Wilmington, County of New Castle, and its registered agent is CORPORATION SERVICE COMPANY, 900 Market Street, Wilmington, Delaware.

     THIRD. The nature of the business and the objects and purposes to be transacted, promoted and carried on are to do any or all of the things herein mentioned as fully and to the same extent as natural persons might or could do, and in any part of the world, viz:

     To conduct and carry on the business of builders and contractors for the purpose of building, erecting, altering, repairing, wrecking, dig or any other work in connection with any and all classes of building and improvement of any kind and nature whatsoever

     To design, draw, and prepare plans, specifications and estimates for and to supervise, bid upon, enter into, and execute contracts for the construction and alteration of buildings, structures, houses, piers, wharves, canals, docks, slips, dams, bridges, viaducts, railroads, railways, right-of-ways, cut, fills, roads, avenues, streets, fortifications, conduits, pipe lines, electric or other transmission lines, subways, tunnels, foundations, mines, shafts, wells, walls, waterways, manufactories, plans, machinery, drainage, irrigation, and sewage disposal systems and any other engineering or construction project or enterprise of any nature whatsoever

     To carry on and conduct any and every kind of general contracting construction, and engineering business

     To carry on the trade or business of manufacturing, producing, adapting, preparing, buying, selling, and otherwise dealing in any and all kinds of furniture and supplies, and to manufacture, produce, purchase, adapt, prepare, use, sell, or otherwise deal in any materials, articles, or things required for, in connection with, or incidental to, the manufacture, use, purchase, and sale of, or other, dealing in any and all kinds of furniture and supplies, and generally to carry on any other manufacturing business which can conveniently be carried on in conjunction with any of the matters aforesaid

     To engage in and carry on the business of acquiring, owning, buying, selling, leasing, mortgaging, exchanging, manufacturing, distributing, marketing, or otherwise dealing in timber, lumber, and the various products thereof; to conduct logging operations and operate mills for the manufacture of lumber and products thereof; to acquire, erect, maintain, and operate mill privileges, water rights, mils and other buildings, machinery, and all appliances; to carry on in any capacity any business appertaining to, or which, in the judgment of the Company, may at any time be convenient

     To acquire by purchase, lease or otherwise, and to own, mortgage, equip, maintain, and operate woodworking plants, sash and door factories, sawmills, planning mills, lumber yards, and other works, plants, machinery, and equipment for the manufacture and sale of sash, doors, frames, moulding, millwork, and lumber of all description; to produce, manufacture, glaze, paint, and otherwise prepare for use, market and sale, and to sell and otherwise dispose of any and all products and articles made wholly or partly of wood or similar material; to engage in and transact a general lumber and mill business in any and all its branches; to deal in with lumber, timber, wood and products of any and all kinds, and in any and all forms; and
to manufacture, purchase, or otherwise acquire, and to sell, and otherwise deal in and with flooring, shingles, laths, staves, boxes, barrels, and other articles and things made in whole or in part of wood, and contractors' and builders' supplies of every kind and nature
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     To engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of Delaware.

     FOURTH. The total number of shares of stock which this corporation is authorized to issue is Two Thousand (2,000) shares without par value.

     FIFTH. The name and mailing address of each of the incorporator or incorporators is as follows:

          NAME                     MAILING ADDRESS

     W.W. PHILLIPS                 900 Market Street
                                   WILMINGTON, DELAWARE

     A.F. STIMER                   900 Market Street
                                   WILMINGTON, DELAWARE

     L. PANARIELLO                 900 Market Street
                                   WILMINGTON, DELAWARE

     SIXTH. In furtherance and not in limitation of the powers conferred by the laws of the State of Delaware, the board of directors is expressly authorized:

     To make, alter, amend and repeal the by-laws;

     To set apart out of any of the funds of the corporation available for dividends a reserve or reserves for any proper purpose and to alter or abolish any such reserve; to authorize and cause to be executed mortgages and liens upon the property and franchises of this corporation:

     To designate, by resolution passed by a majority of the whole board, one or more committees, each to consist of two or more directors, which committees, to the extent provided in such resolution or in the by-laws of the corporation, shall have and may exercise any or all of the powers of the board of directors in the management of the business and affairs of this corporation and have power to authorize the seal of this corporation to be affixed to all papers which may require it;

     From time to time to determine whether and to what extent and at what times and places and under what conditions and regulations the books and accounts of this corporation, or any of them other than the stock ledger, shall be open to the inspection of the stockholders, and no stockholder shall have any right to inspect any account or book or document of the corporation, except as conferred by law or authorized by resolution of the directors or of the stockholders.

     To sell, lease or exchange all of its property and assets, including its good will and its corporate franchises, upon such terms and conditions and for such consideration, which may be in whole or in part shares of stock in, and/or other securities of, any other corporation or corporations, when and as authorized by the affirmative vote of the holders of a majority of the stock issued and outstanding having voting power given at a stockholders' meeting duly called for that purpose, or when authorized by the written consent of the holders of a majority of the voting stock issued and outstanding.

     This corporation may in its by-laws confer powers additional to the foregoing upon the directors, in addition to the powers and authorities expressly conferred upon then by law.

     SEVENTH. If the by-laws so provide, the stockholders and directors shall have power to hold their meetings, to have an office or offices and to keep the books of this corporation (subject to the provisions of the statute) outside of the State of Delaware at such places as may from time to time be designated by the by-laws or by resolution of the directors.

     EIGHTH. This corporation reserves the right to amend, alter, change or repeal any provision contained in this certificate of incorporation in the manner now or hereafter prescribed by law and all rights conferred on officers, directors and stockholders herein are granted subject to this reservation.

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     WE, THE UNDERSIGNED, being all of the incorporators, for
the purpose of forming a corporation, in pursuance of an Act of the Legislature of the State of Delaware entitled "An Act Providing a General Corporation Law" (approved March 10, 1899) and the acts amendatory thereof and supplemental thereto, do make and file this certificate of incorporation, hereby declaring and certifying that the facts herein stated are true, and accordingly hereunto have set our respective hands and seals this second day of January, A.D. 1970.

In the presence of                           L.W. PHILLIPS       (SEAL)

C. MARSDEN UNGERBUEHLER                      A.F. STIMER         (SEAL)

                                             L. PANARIELLO       (SEAL)


STATE OF DELAWARE        )
COUNTY OF NEW CASTLE     )    ss.

     BE IN REMEMBERED, that on this second day of January, A.
D. 1970, personally appeared before me, the subscriber, a notary public for the State and County aforesaid, L.W. Phillips, A.F. Stimer and L. Panariello, all the parties to the foregoing certificate of incorporation, known to me personally to be such, and severally acknowledged the said certificate to be their act and deed respectively, and that the facts therein stated were truly set forth.

     GIVEN under my hand and seal of office the day and year aforesaid.


                                              C. MARSDEN UNGERBUEHLER
C. Marsden Ungerbuehler
Notary Public. Notary Public
Delaware
Appointed July 1, 1969
Term Two Years.










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